Exhibit 11(a)


                           PRICEWATERHOUSECOOPERS LLP

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Post-Effective Amendment No. 35 to the Registration Statement under the Securities Act of 1933 of The PBHG Funds, Inc. (the "Fund") on Form N-1A (File No. 2-99810) of our report for the PBHG Growth Fund, PBHG Emerging Growth Fund, PBHG Large Cap Growth Fund, PBHG Select Equity Fund, PBHG Core Growth Fund, PBHG Limited Fund, PBHG Large Cap 20 Fund, PBHG Large Cap Value Fund, PBHG Mid-Cap Value Fund, PBHG Small Cap Value Fund, PBHG International Fund, PBHG Cash Reserves Fund, PBHG Technology & Communications Fund, and PBHG Strategic Small Company Fund of The PBHG Funds, Inc. (the "Funds") dated April 29, 1998 on our audit of the financial statements and financial highlights of the Funds as of March 31, 1998 and for the respective periods then ended, which report is included in the Annual Report to Shareholders.

We also consent to the reference to our Firm under the headings "Financial Highlights" and "Counsel and Independent Accountants" in the Prospectus and under the heading "Financial Statements" in the Statement of Additional Information.




/s/ PriceWaterhouseCoopers LLP
------------------------------
PriceWaterhouseCoopers LLP



2400 Eleven Penn Center
Philadelphia, PA
November 20, 1998